Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alliance Entertainment Holding Corporation

Sunrise, Florida

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated October 17, 2022, relating to the consolidated financial statements of Alliance Entertainment Holding Corporation, which is contained in the Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/BDO USA, LLP

Miami, Florida

November 23, 2022